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                                                                    EXHIBIT 23.1

     We consent to the reference to our firm under the caption "Item 6. Selected Financial Data" included in this Annual Report (Form 10-K) and the incorporation by reference in the Registration Statement (Form S-4 File No. 333-5455 and 333-5455-01) and in the related Prospectus of Avondale Incorporated and Avondale Mills, Inc. of our report dated October 18, 1996, with respect to the consolidated financial statements and schedule of Avondale Incorporated included in this Annual Report (Form 10-K) for the year ended August 30, 1996.

                                                               ERNST & YOUNG LLP

Atlanta, Ga.
November 8, 1996